EXHIBIT 10

                        AMENDMENT NO. 5 TO
                    REVOLVING CREDIT AGREEMENT


    THIS AMENDMENT NO. 5, dated as of June 30, 1997, is made by and between ARTISTIC GREETINGS INCORPORATED, a Delaware corporation (the "Borrower") and MARINE MIDLAND BANK, a bank organized under the laws of the State of New York (the "Bank").

                             RECITALS:

    WHEREAS, the Borrower and the Bank are parties to a Revolving Credit Agreement, dated March 8, 1996, as amended by Amendment No. 1 to Revolving Credit Agreement dated May 30, 1996, Amendment No. 2 to Revolving Credit Agreement dated November 14, 1996, Amendment No. 3 to Revolving Credit Agreement dated as of December 31, 1996 and Amendment No. 4 to Revolving Credit Agreement dated as of March 31, 1997 (as so amended, the "Agreement"); and

    WHEREAS, the Borrower and the Bank desire to amend the Agreement as originally executed for the purpose of extending the Termination Date and modifying certain financial covenants as set forth below.

    NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1.  DEFINED TERMS.

    (a) Except as otherwise provided herein, all terms used herein and defined in the Agreement shall have the meanings ascribed to such terms in the Agreement. The terms "Agreement," "hereunder," "herein," and similar references in the Agreement shall be deemed to refer to the Agreement as amended hereby.

    (b) The definition of "Termination Date" shall be amended by deleting such definition in its entirety and replacing it with the following:

    "TERMINATION DATE" means January 1, 1999.

ARTICLE 2.  AMENDMENT TO SECTION 5.8(3).

    The Agreement shall be amended by deleting Section 5.8(3) in its entirety and substituting the following Section 5.8(3) in lieu thereof:

        (3)  BORROWING BASE/CERTIFICATE OF NO DEFAULT.  Within forty five
    (45) days after the end of each fiscal quarter, a certificate of a duly authorized executive officer of the Borrower (a) showing a calculation of the Borrowing Base (which shall include, attached thereto, an accounts receivable aging schedule) and (b) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto.

ARTICLE 3.  AMENDMENT TO ARTICLE VII.

    The Agreement shall be amended by deleting Article VII in its entirety and substituting the following Article VII in lieu thereof:

                            ARTICLE VII

                        FINANCIAL COVENANTS

        So long as any amount of the Note remains unpaid, this Agreement remains in effect, or the Borrower shall have the right to borrow hereunder:

        SECTION 7.1 MINIMUM TANGIBLE NET WORTH. Commencing June 30, 1997, the Borrower will maintain at all times a tangible net worth of not less than (i) $12,000,000, plus (ii) 100% of the net proceeds of capital stock issued by the Borrower after June 30, 1997. For the purposes of this covenant, prepaid and deferred advertising expenses shall be treated as tangible assets.

        SECTION 7.2 CAPITAL EXPENDITURES The Borrower shall not permit Capital Expenditures to exceed $5,000,000 in the aggregate during fiscal 1997 and $3,000,000 in the aggregate during fiscal 1998.

        SECTION 7.3 LEVERAGE RATIO. The Borrower will maintain at all times a ratio of total liabilities to tangible net worth of not greater than 2.25 to 1.0. For the purposes of this covenant, prepaid and deferred advertising expenses shall be treated as tangible assets.

        SECTION 7.4 CASH FLOW RATIO. The Borrower will maintain a ratio of EBITDA to Total Debt Service of not less than 6.0 to 1.0, for the twelve month period ending on the last day of each fiscal quarter. As used herein, EBITDA means the Borrower's earnings before interest expense, taxes, depreciation and amortization for such twelve month period and Total Debt Service means all interest payments during such twelve month period plus current maturities of long-term debt as of the last day of such fiscal quarter.


ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.

    The Borrower represents and warrants to the Bank (which representations and warranties shall survive the execution and delivery of this Amendment) that each of the Representations and Warranties of the Borrower contained in Article IV of the Agreement is true and correct on the date hereof. For purposes of this Article 2, where a Representation and Warranty contained in the Agreement makes reference to the Agreement, the term "Agreement" shall be deemed, where appropriate, to include the execution, delivery and performance of this Amendment.

ARTICLE 5.  COSTS, EXPENSES AND TAXES.

     The Borrower agrees to pay all costs and expenses in connection with the preparation, execution, delivery, filing and recording of any of the Loan Documents, including without limitation the reasonable fees and out-of-pocket expenses of counsel for the Bank, and local counsel who may be retained by said counsel, with respect thereto. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered (if any) under any such Loan Documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

ARTICLE 6.  AMENDMENTS.

    This Amendment may not be amended or modified except in writing signed by the Borrower and the Bank.


ARTICLE 7.  SUCCESSORS AND ASSIGNS.

    This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns, including each successive holder or holders of the Note (or any interest therein).


ARTICLE 8.  LIMITATION OF AMENDMENTS.

    The amendments set forth herein are limited precisely as written and shall not be deemed to be a consent or any waiver of or modification of any other term or condition of the Agreement, the Security Agreement or any of the instruments or agreements referred to therein, or prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement, the Security Agreement or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of this Agreement and the Security Agreement shall continue in full force and effect.


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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                    ARTISTIC GREETINGS INCORPORATED

                By: /s/ Thomas C. Wyckoff
                    Thomas C. Wyckoff
                    Executive Vice President and Chief Operating Officer


                    MARINE MIDLAND BANK

                By: /s/ David Brooks
                    David Brooks
                    Vice President

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